Exhibit 5.1

March 14, 2024
Toll Brothers Inc.
Registration Statement on Form S-3
Dear Ladies and Gentlemen:
We have acted as counsel to Toll Brothers, Inc., a Delaware corporation (the “Company”), Toll Corp., a Delaware corporation, First Huntingdon Finance Corp., a Delaware corporation (“FHFC”), Toll Brothers Finance Corp., a Delaware corporation (“TBFC” and, together with Toll Corp. and FHFC, the “Debt Issuers”), and the subsidiaries of the Company listed on Schedule I hereto (such subsidiaries, together with the Debt Issuers, the “Subsidiary Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) shares of common stock of the Company, $.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $.01 par value per share (the “Preferred Stock” and, together with the Common Stock, the “Stock”); (iii) senior debt securities of TBFC (the “2012 Indenture Senior Debt Securities”) to be issued under the Indenture dated as of February 7, 2012 (the “2012 Indenture”), by and among TBFC, the Company, the other guarantors party thereto and The Bank of New York Mellon, as trustee, as it may be amended, supplemented or otherwise modified from time to time, which 2012 Indenture is filed with the Registration Statement, other senior secured debt securities and senior unsecured debt securities of TBFC or any other Debt Issuer (the “Senior Debt Securities”) to be issued under an indenture (the “Senior Indenture”), a form of which is filed with the Registration Statement, and senior subordinated debt securities and junior subordinated debt securities of the Debt Issuers (the “Subordinated Debt Securities” and, together with the 2012 Indenture Senior Debt Securities and the Senior Debt Securities, the “Debt Securities”) to be issued under an indenture (the “Subordinated Indenture”), a form of which is filed with the Registration Statement; (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (v) guarantees of the Company and the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Guarantees” and, together with the Debt Securities, the Stock and the Warrants, the “Securities”).
In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company, the Debt Issuers or any of the other Subsidiary Guarantors, as applicable, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, the Debt Issuers or any of the other Subsidiary Guarantors, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Issuers or any of the other Subsidiary Guarantors, as applicable; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, the Debt Issuers or any of the other Subsidiary Guarantors, as applicable, and the other parties thereto; and (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:
1.    With respect to the Common Stock, when (a) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation, (b) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Stock and related matters and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Company Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company Board, for the consideration approved by the Company Board (which consideration is not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.    With respect to shares of Preferred Stock, when (a) the terms of the issuance and sale of the Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation, (b) the Company Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (c) such Certificate has been properly filed with the Secretary of State of Delaware and (d) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances, the Company has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Company Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company Board, for the consideration approved by the Company Board (which consideration is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3.    With respect to Debt Securities to be issued by a Debt Issuer under the 2012 Indenture, the Senior Indenture or the Subordinated Indenture, as applicable (each, an “Indenture”), assuming the applicable

Indenture has been duly authorized and validly executed and delivered by the applicable Trustee (as defined below), when (a) the trustee under the 2012 Indenture, the trustee under the Senior Indenture or the trustee under the Subordinated Indenture (each a “Trustee”), as applicable, is qualified to act in such capacity under the applicable Indenture, (b) the applicable Indenture has been duly authorized and validly executed and delivered by the Company, the applicable Debt Issuer and the other applicable Subsidiary Guarantors to the applicable Trustee, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board of Directors of the applicable Debt Issuer or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Debt Issuer Board” ) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Debt Issuer Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of such Debt Issuer, enforceable against such Debt Issuer in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.    With respect to the Warrants, when (a) the Company Board, in the case of Warrants to purchase Stock, or the applicable Debt Issuer Board, in the case of Warrants to purchase Debt Securities, has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements governed by New York law relating to the Warrants have been duly authorized and validly executed and delivered by the Company Board or the applicable Debt Issuer Board, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board or the applicable Debt Issuer Board, upon payment of the consideration therefor provided therein, the Warrants will be validly issued and will constitute valid and binding obligations of the Company or such Debt Issuer, as applicable, enforceable against the Company or such Debt Issuer in accordance with their terms under New York law (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.    With respect to the Guarantees, assuming the applicable Indenture has been duly authorized and validly executed and delivered by the applicable Trustee, when (a) the applicable Trustee is qualified to act in such capacity under the applicable Indenture, (b) the applicable Indenture has been duly authorized and validly executed and delivered by the Company, the applicable Debt Issuer and the applicable Subsidiary Guarantors, to the applicable Trustee, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Company Board, the Debt Issuer Board, and the board of directors, general partner, manager and managing members, as applicable, of the applicable Subsidiary Guarantor or a duly constituted and acting committee thereof (such board of directors, general partner, manager or managing members, as applicable, or committee being hereinafter referred to as the “Subsidiary Guarantor Board”) has taken all necessary corporate or other organizational action to approve the issuance and terms of such Guarantees and Debt Securities, respectively, the terms of the offering thereof and related matters and (e) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, the applicable Debt Issuer Board, and the applicable Subsidiary Guarantor Board, as applicable, upon payment of the consideration therefor provided for therein, such Guarantees will be validly issued and will constitute valid and binding obligations of the Company, such Debt Issuer, and each such Subsidiary Guarantor, enforceable against the Company, such Debt Issuer and each such Subsidiary Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).
We express no opinion herein as to any provision of any Indenture, Warrant or the Debt Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of any Indenture, Warrant or the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.
We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of other jurisdictions as they relate to certain of the Subsidiary Guarantors, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Timothy J. Hoban, Senior Vice President and General Counsel of the Company, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.
We understand that we may be referred to under the heading “Legal Matters” in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

                             /s/ Cravath, Swaine & Moore LLP

Toll Brothers, Inc.,
Toll Corp.,
First Huntingdon Finance Corp.,
Toll Brothers Finance Corp.,
and the Subsidiary Guarantors
listed in Schedule I hereto
1140 Virginia Drive
Fort Washington, PA 19034

Schedule I
Subsidiary Guarantors

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Dominion III Corp.	Delaware
ESE Consultants, Inc.	Delaware
First Brandywine Investment Corp. IV	Delaware
HQZ Acquisitions, Inc.	Michigan
PRD Investors, Inc.	Delaware
Shapell Homes, Inc.	Delaware
Shapell Industries, Inc.	Delaware
TB Proprietary Corp.	Delaware
The Silverman Building Companies, Inc.	Michigan
Toll Architecture I, P.A.	Delaware
Toll Architecture, Inc.	Delaware
Toll Bros. of Arizona, Inc.	Arizona
Toll Bros. of North Carolina, Inc.	North Carolina
Toll Bros. of North Carolina II, Inc.	North Carolina
Toll Bros., Inc.	Pennsylvania
Toll Brothers AZ Construction Company	Arizona
Toll Brothers Canada USA, Inc.	Delaware
Toll Brothers Real Estate, Inc.	Pennsylvania
Toll CA Holdings, Inc.	Delaware
Toll Golden Corp.	Delaware
Toll Holdings, Inc.	Delaware
Toll MI VII Corp.	Michigan
Toll Mid-Atlantic V Corp.	Delaware
Toll Mid-Atlantic LP Company, Inc.	Delaware
Toll NJX-I Corp.	Delaware
Toll Northeast Building Inc.	Delaware
Toll Northeast V Corp.	Delaware
Toll Northeast LP Company, Inc.	Delaware
Toll Northeast Services, Inc.	Delaware
Toll NV GP Corp.	Nevada
Toll Realty Holdings Corp. I	Delaware
Toll Realty Holdings Corp. II	Delaware
Toll Southeast LP Company, Inc.	Delaware
Toll Southeast Inc.	Delaware
Toll SW Holding I Corp.	Nevada
Toll VA GP Corp.	Delaware
Toll West Inc.	Delaware
Toll WV GP Corp.	West Virginia
Upper K Investors, Inc.	Delaware
Ashford Land Company, L.P.	Delaware
Audubon Ridge, L.P.	Pennsylvania
Belmont Land, L.P.	Virginia
Binks Estates Limited Partnership	Florida

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Broad Run Associates, L.P.	Pennsylvania
Byers Commercial LP	Pennsylvania
CC Estates Limited Partnership	Massachusetts
Coleman-Toll Limited Partnership	Nevada
Dominion Country Club, L.P.	Virginia
Estates at Princeton Junction, L.P.	New Jersey
Fairfax Investment, L.P.	Virginia
First Brandywine Partners, L.P.	Delaware
Hoboken Land LP	New Jersey
Hockessin Chase, L.P.	Delaware
Laurel Creek, L.P.	New Jersey
Loudoun Valley Associates, L.P.	Virginia
NC Country Club Estates Limited Partnership	North Carolina
Porter Ranch Development Co.	California
Sorrento at Dublin Ranch I LP	California
Sorrento at Dublin Ranch III LP	California
South Riding, L.P.	Virginia
Southport Landing Limited Partnership	Connecticut
Stone Mill Estates, L.P.	Pennsylvania
Swedesford Chase, L.P.	Pennsylvania
TBI/Palm Beach Limited Partnership	Florida
The Bird Estate Limited Partnership	Massachusetts
Toll at Brier Creek Limited Partnership	North Carolina
Toll at Westlake, L.P.	New Jersey
Toll at Whippoorwill, L.P.	New York
Toll Brooklyn L.P.	New York
Toll Brothers AZ Limited Partnership	Arizona
Toll CA, L.P.	California
Toll CA II, L.P.	California
Toll CA III, L.P.	California
Toll CA IV, L.P.	California
Toll CA V, L.P.	California
Toll CA VI, L.P.	California
Toll CA VII, L.P.	California
Toll CA VIII, L.P.	California
Toll CA IX, L.P.	California
Toll CA X, L.P.	California
Toll CA XI, L.P.	California
Toll CA XII, L.P.	California
Toll CA XIX, L.P.	California
Toll CA XX, L.P.	California
Toll CO, L.P.	Colorado
Toll CO II, L.P.	Colorado
Toll CO III, L.P.	Colorado
Toll CT Limited Partnership	Connecticut
Toll CT II Limited Partnership	Connecticut
Toll CT III Limited Partnership	Connecticut

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Toll CT IV Limited Partnership	Connecticut
Toll DE LP	Delaware
Toll DE II LP	Delaware
Toll Estero Limited Partnership	Florida
Toll FL Limited Partnership	Florida
Toll FL II Limited Partnership	Florida
Toll FL III Limited Partnership	Florida
Toll FL IV Limited Partnership	Florida
Toll FL V Limited Partnership	Florida
Toll FL VI Limited Partnership	Florida
Toll FL VII Limited Partnership	Florida
Toll FL VIII Limited Partnership	Florida
Toll FL X Limited Partnership	Florida
Toll FL XII Limited Partnership	Florida
Toll FL XIII Limited Partnership	Florida
Toll GA LP	Georgia
Toll Grove LP	New Jersey
Toll Hudson LP	New Jersey
Toll IL HWCC, L.P.	Illinois
Toll IL, L.P.	Illinois
Toll IL II, L.P.	Illinois
Toll IL III, L.P.	Illinois
Toll IL IV, L.P.	Illinois
Toll IL WSB, L.P.	Illinois
Toll Jacksonville Limited Partnership	Florida
Toll Land IV Limited Partnership	New Jersey
Toll Land V Limited Partnership	New York
Toll Land VI Limited Partnership	New York
Toll Land X Limited Partnership	Virginia
Toll Land XI Limited Partnership	New Jersey
Toll Land XV Limited Partnership	Virginia
Toll Land XVI Limited Partnership	New Jersey
Toll Land XVIII Limited Partnership	Connecticut
Toll Land XIX Limited Partnership	California
Toll Land XX Limited Partnership	California
Toll Land XXII Limited Partnership	California
Toll Land XXIII Limited Partnership	California
Toll Land XXV Limited Partnership	New Jersey
Toll MA Land Limited Partnership	Massachusetts
Toll MA Land III Limited Partnership	Massachusetts
Toll MD AF Limited Partnership	Maryland
Toll MD Limited Partnership	Maryland
Toll MD II Limited Partnership	Maryland
Toll MD III Limited Partnership	Maryland
Toll MD IV Limited Partnership	Maryland
Toll MD V Limited Partnership	Maryland
Toll MD VI Limited Partnership	Maryland

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Toll MD VII Limited Partnership	Maryland
Toll MD VIII Limited Partnership	Maryland
Toll MD X Limited Partnership	Maryland
Toll MD XI Limited Partnership	Maryland
Toll MI Limited Partnership	Michigan
Toll MI II Limited Partnership	Michigan
Toll MI III Limited Partnership	Michigan
Toll MI IV Limited Partnership	Michigan
Toll MI V Limited Partnership	Michigan
Toll MI VI Limited Partnership	Michigan
Toll MN, L.P.	Minnesota
Toll MN II, L.P.	Minnesota
Toll Naval Associates	Pennsylvania
Toll NC, L.P.	North Carolina
Toll NC II LP	North Carolina
Toll NC III LP	North Carolina
Toll NJ, L.P.	New Jersey
Toll NJ II, L.P.	New Jersey
Toll NJ III, L.P.	New Jersey
Toll NJ IV, L.P.	New Jersey
Toll NJ VI, L.P.	New Jersey
Toll NJ VII, L.P.	New Jersey
Toll NJ VIII, L.P.	New Jersey
Toll NJ XI, L.P.	New Jersey
Toll NJ XII LP	New Jersey
Toll NV Limited Partnership	Nevada
Toll NY L.P.	New York
Toll NY III L.P.	New York
Toll NY IV L.P.	New York
Toll NY V L.P.	New York
Toll Orlando Limited Partnership	Florida
Toll PA Development LP	Pennsylvania
Toll PA Management LP	Pennsylvania
Toll PA, L.P.	Pennsylvania
Toll PA II, L.P.	Pennsylvania
Toll PA III, L.P.	Pennsylvania
Toll PA IV, L.P.	Pennsylvania
Toll PA VI, L.P.	Pennsylvania
Toll PA VIII, L.P.	Pennsylvania
Toll PA IX, L.P.	Pennsylvania
Toll PA X, L.P.	Pennsylvania
Toll PA XI, L.P.	Pennsylvania
Toll PA XII, L.P.	Pennsylvania
Toll PA XIII, L.P.	Pennsylvania
Toll PA XIV, L.P.	Pennsylvania
Toll PA XV, L.P.	Pennsylvania
Toll PA XVI, L.P.	Pennsylvania

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Toll PA XVII, L.P.	Pennsylvania
Toll PA XVIII, L.P.	Pennsylvania
Toll PA XIX, L.P.	Pennsylvania
Toll Realty Holdings LP	Delaware
Toll RI, L.P.	Rhode Island
Toll RI II, L.P.	Rhode Island
Toll SC, L.P.	South Carolina
Toll SC II, L.P.	South Carolina
Toll SC III, L.P.	South Carolina
Toll SC IV, L.P.	South Carolina
Toll Stonebrae LP	California
Toll VA, L.P.	Virginia
Toll VA II, L.P.	Virginia
Toll VA III, L.P.	Virginia
Toll VA IV, L.P.	Virginia
Toll VA V, L.P.	Virginia
Toll VA VI, L.P.	Virginia
Toll VA VII, L.P.	Virginia
Toll VA VIII, L.P.	Virginia
Toll WV LP	West Virginia
Toll YL II, L.P.	California
Toll-Dublin, L.P.	California
89 Park Avenue LLC	New York
126-142 Morgan Street Urban Renewal LLC	New Jersey
1400 Hudson LLC	New Jersey
1451 Hudson LLC	New Jersey
1450 Washington LLC	New Jersey
1500 Garden St. LLC	New Jersey
352 Marin LLC	New Jersey
700 Grove Street Urban Renewal LLC	New Jersey
Arbor Hills Development LLC	Michigan
Arbors Porter Ranch, LLC	California
Belmont Country Club I LLC	Virginia
Belmont Country Club II LLC	Virginia
Block 255 LLC	New Jersey
Block 268 LLC	New Jersey
Brier Creek Country Club I LLC	North Carolina
Brier Creek Country Club II LLC	North Carolina
Byers Commercial LLC	Delaware
Component Systems I LLC	Delaware
Component Systems II LLC	Delaware
CWG Construction Company LLC	New Jersey
Dominion Valley Country Club I LLC	Virginia
Dominion Valley Country Club II LLC	Virginia
Enclave at Long Valley I LLC	New Jersey
Enclave at Long Valley II LLC	New Jersey
Frenchman’s Reserve Realty, LLC	Florida

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Goshen Road Land Company LLC	Pennsylvania
Hatboro Road Associates LLC	Pennsylvania
Hoboken Cove LLC	New Jersey
Hoboken Land I LLC	Delaware
Jacksonville TBI Realty LLC	Florida
Liseter Land Company LLC	Pennsylvania
Liseter, LLC	Delaware
LL Parcel E, LLC	New York
Long Meadows TBI, LLC	Maryland
Mizner Realty, L.L.C.	Florida
Morgan Street JV LLC	Delaware
Naples TBI Realty, LLC	Florida
Orlando TBI Realty LLC	Florida
Placentia Development Company, LLC	California
Plum Canyon Master LLC	Delaware
PRD Investors, LLC	Delaware
PT Maxwell Holdings, LLC	New Jersey
PT Maxwell, L.L.C.	New Jersey
Rancho Costera LLC	Delaware
Regency at Denville, LLC	New Jersey
Regency at Dominion Valley LLC	Virginia
Regency at Washington I LLC	New Jersey
Regency at Washington II LLC	New Jersey
Shapell Hold Properties No. 1, LLC	Delaware
Shapell Land Company, LLC	Delaware
SRLP II LLC	Virginia
Tampa TBI Realty LLC	Florida
TB Kent Partners LLC	Delaware
TB Realty Idaho LLC	Idaho
TB Realty Utah LLC	Utah
The Regency Golf Club I LLC	Virginia
The Regency Golf Club II LLC	Virginia
Toll Aster CA LLC	California
Toll Austin TX LLC	Texas
Toll Austin TX II LLC	Texas
Toll Austin TX III LLC	Texas
Toll BBC LLC	Texas
Toll BBC II LLC	Texas
Toll CA I LLC	California
Toll CA III LLC	California
Toll CA Note II LLC	California
Toll CO I LLC	Colorado
Toll Corners LLC	Delaware
Toll Dallas TX LLC	Texas
Toll EB, LLC	Delaware
Toll Equipment, L.L.C.	Delaware
Toll FL I, LLC	Florida

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Toll FL IV LLC	Florida
Toll FL V LLC	Florida
Toll Glastonbury LLC	Connecticut
Toll Hamilton LLC	New Jersey
Toll Henderson LLC	Nevada
Toll Hoboken LLC	Delaware
Toll Houston Land LLC	Texas
Toll Houston TX LLC	Texas
Toll ID I LLC	Idaho
Toll IN LLC	Indiana
Toll Jupiter LLC	Florida
Toll Land VII LLC	New York
Toll Lexington LLC	New York
Toll MA Development LLC	Massachusetts
Toll MA Holdings LLC	Delaware
Toll MA Land II GP LLC	Delaware
Toll MA Management LLC	Massachusetts
Toll MA I LLC	Massachusetts
Toll MA II LLC	Massachusetts
Toll MA III LLC	Massachusetts
Toll MA IV LLC	Massachusetts
Toll Matawan LLC	New Jersey
Toll MD I, L.L.C.	Maryland
Toll MD II LLC	Maryland
Toll MD III LLC	Maryland
Toll MD IV LLC	Maryland
Toll Mid-Atlantic II LLC	Delaware
Toll Midwest LLC	Delaware
Toll Morgan Street LLC	Delaware
Toll NC I LLC	North Carolina
Toll NC IV LLC	North Carolina
Toll NC Note LLC	North Carolina
Toll NC Note II LLC	North Carolina
Toll NJ I, L.L.C.	New Jersey
Toll NJ II, L.L.C.	New Jersey
Toll NJ III, LLC	New Jersey
Toll NJ IV LLC	New Jersey
Toll Northeast II LLC	Delaware
Toll Northeast VIII LLC	Delaware
Toll NY II LLC	New York
Toll North LV LLC	Nevada
Toll North Reno LLC	Nevada
Toll NV GP I LLC	Nevada
Toll NV Holdings LLC	Nevada
Toll PA Twin Lakes LLC	Pennsylvania
Toll Prasada LLC	Arizona
Toll San Antonio TX LLC	Texas

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Toll South LV LLC	Nevada
Toll South Reno LLC	Nevada
Toll Southeast II LLC	Delaware
Toll Southwest LLC	Delaware
Toll Southwest II LLC	Delaware
Toll Sparks LLC	Nevada
Toll SW Holding LLC	Nevada
Toll TX Note LLC	Texas
Toll VA III, L.L.C.	Virginia
Toll Van Wyck, LLC	New York
Toll Vanderbilt II LLC	Rhode Island
Toll-Dublin, LLC	California
Toll West Coast LLC	Delaware
Toll West Coast II LLC	Delaware
Upper K Investors, LLC	Delaware
Upper K-Shapell, LLC	Delaware
Vanderbilt Capital, LLC	Rhode Island